UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2021

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

919 E. HILLSDALE BLVD., SUITE 250
FOSTER CITY, california 94404
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, the Board of Directors (the “Board”) of Geron Corporation (the “Company”) appointed Edward Koval as the Company’s Executive Vice President and Chief Business Officer. Accordingly, the duties and responsibilities of the Company’s Chief Business Officer have been transferred from Melissa Kelly Behrs to Mr. Koval. Ms. Behrs had served as the Company’s Chief Business Officer since January 2019. In connection with Mr. Koval’s appointment as Chief Business Officer, Ms. Kelly Behrs has been appointed Executive Vice President, Business Operations, and Chief Alliance Officer.

Item 8.01       Other Events.

Effective December 1, 2021, the Board designated each of the following officers of the Company as an “officer” of the Company as such term is defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “executive officer” of the Company as such term is defined in Rule 3b-7 promulgated under the Exchange Act:

Name	Title
John A. Scarlett, M.D.	Chairman, President and Chief Executive Officer
Olivia K. Bloom	Executive Vice President, Finance, Chief Financial Officer and Treasurer
Andrew J. Grethlein, Ph.D.	Executive Vice President and Chief Operating Officer
Anil Kapur, M.B.A.	Executive Vice President, Corporate Strategy, and Chief Commercial Officer
Aleksandra Rizo, M.D., Ph.D.	Executive Vice President and Chief Medical Officer
Stephen N. Rosenfield, J.D.	Executive Vice President and Chief Legal Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	December 2, 2021	By:	/s/ Stephen Rosenfield
			Name:	Stephen N. Rosenfield
			Title:	Executive Vice President, Chief Legal Officer
and Corporate Secretary